ALLMERICA SECURITIES TRUST
OTHER INFORMATION

SHAREHOLDER VOTING RESULTS: (UNAUDITED)

The annual meeting of the Trust's shareholders was held on April 19, 2000 at which shareholders approved two proposals.
The voting results were as follows:


Proposal 1              To elect as Trustees the following ten nominees, each to serve until the next
                        Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.
                                                      Shares             Shares
                                                      For                Abstaining     Total
P. Kevin Condron:          Number of Votes Cast:      6,957,640          127,925        7,085,565
                           Percentage of Votes Cast:  98.19%             1.81%          100.00%
----
Cynthia A. Hargadon:       Number of Votes Cast:      6,979,949          105,616        7,085,565
                           Percentage of Votes Cast:  98.51%             1.49%          100.00%
----
Gordon Holmes:             Number of Votes Cast:      6,955,842          129,723        7,085,565
                           Percentage of Votes Cast:  98.17%             1.83%          100.00%
----
John P. Kavanaugh:         Number of Votes Cast:      6,957,791          127,774        7,085,565
                           Percentage of Votes Cast:  98.20%             1.80%          100.00%
----
Bruce E. Langton:          Number of Votes Cast:      6,953,119          132,446        7,085,565
                           Percentage of Votes Cast:  98.13%             1.87%          100.00%
----
John F. O'Brien:           Number of Votes Cast:      6,794,445          111,120        7,085,565
                           Percentage of Votes Cast:  98.43%             1.57%          100.00%
----
Attiat F. Ott:             Number of Votes Cast:      6,965,640          119,925        7,085,565
                           Percentage of Votes Cast:  98.31%             1.69%          100.00%
----
Paul D. Paganucci:         Number of Votes Cast:      6,952,130          133,435        7,085,565
                           Percentage of Votes Cast:  98.12%             1.88%          100.00%
----
Richard M. Reilly:         Number of Votes Cast:      6,980,159          105,406        7,085,565
                           Percentage of Votes Cast:  98.51%             1.49%          100.00%
----
Ranne P. Warner:           Number of Votes Cast:      6,953,814          131,751        7,085,565
                           Percentage of Votes Cast:  98.14%             1.86%          100.00%
----


Proposal 2      To ratify the selection by the Trustees of the firm of PricewaterhouseCoopers LLP as independent accountants of the
Trust for the fiscal year ending December 31, 2000.

                                Shares               Shares                 Shares
                                For                  Against                Abstaining              Total
Number of Votes Cast:           6,919,431            49,478                 116,656                 7,085,565
Percentage of Votes Cast:       97.65%               0.70%                  1.65%                   100.00%
